Nanophase Technologies Corporation S-1

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related Prospectus of Nanophase Technologies Corporation of our report dated March 29, 2023, relating to the consolidated financial statements of Nanophase Technologies Corporation, appearing in the Annual Report on Form 10-K of Nanophase Technologies Corporation for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois

November 21, 2023